Schedule of Subsidiaries of Company

Exhibit 21

Name	Doing Business As	Place of Incorporation
1314116 Ontario Inc.		Canada
Administradora Soal S.A. de C.V.		Mexico
Advantage Technologies, Inc.		Michigan
Andrews Wire Company		Missouri
Bergen Cable Technology, Inc.		Delaware
Bizzy Lizzy Limited		United Kingdom
Brinmark Limited		United Kingdom
Cable Bergen de Mexico, S.A. de C.V.		Mexico
Cambridge Tool & Mfg. Co., Inc.		Massachusetts
Carreiro Holdings S.A. de C.V.		Mexico
Carreiro S.A. de C.V.		Mexico
Collier-Keyworth, Inc.		North Carolina
Consorcio Industrial Serrano, S.A. de C.V.		Mexico
*Craftmatic/Contour Industries, Inc.		Delaware
Crest-Foam Corp.	Edison Foam Processing Corp.	New Jersey
No-Sag Foam Products Company
D.T.A. Comercializaciones, S.A. de C.V.		Mexico
De Todo en Alambre de Aguascalientes, S.A. de C.V.		Mexico
Design Fabricators, Inc.		Colorado
DisplayPlan Limited		United Kingdom
Dresher, Inc.	Harris-Hub Company, Inc.	Delaware
Duro Metal Manufacturing, Inc.		Texas
Edmund Bell & Co., Limited		United Kingdom
Edron Fixture Corp.	Phase II Furniture and Store Fixtures Corp.	Florida
*Fastening Technologies, LLC	Fastec	Delaware
Fastening Technologies Company
Fides s.r.l.		Italy
Flex-O-Lators, Incorporated		Missouri
Foothills Manufacturing Company		North Carolina
Fremont Wire Company		Indiana
Gateway (Textiles) Limited		United Kingdom
Gateway Holdings Limited		United Kingdom
Gateway Iberica S.r.l.		Spain
Globe Spring & Cushion Company Limited		Canada
*GS Technologies Corporation		Delaware
Hanes CNC Services Co.		North Carolina
Hanes Companies—New Jersey, Inc.	Hanes	Delaware
Hanes Companies
Hanes Converting Company
Hanes Fabrics Company
Hanes Trading Company
Hanes Companies, Inc.	Hanes Converting Company	North Carolina
Hanes Dye & Finishing Division
Hanes Dye & Finishing Division, Inc.
Hanes Industries Division

Name	Doing Business As	Place of Incorporation
Hanes Industries Division, Inc.
Hanes Industries Engineered Materials
HCI Converting Company
VWR Textiles & Supplies Inc.
West End Textiles Company
Hanes Fabrics, Inc.		Tennessee
Hanes International—France SAS		France
Hanes International UK Limited	Wellhouse	United Kingdom
Wellhouse Wire Products
Impact Wire Products, Inc.		Canada
Indiana Acquisition Corp.	National Tube Form	Indiana
Innovatech International S.A.		Greece
Inter-Spring Limited		United Kingdom
J.A. Wilson Display Ltd./Les Etalages J.A. Wilson Ltee	Fiber-Coaters	Canada
J.A. Wilson Display
Les Etalages J.A. Wilson
Wilson Display
Japenamelac Corp.		Massachusetts
Jentschmann AG		Switzerland
John Pring & Son Limited		United Kingdom
Kelmax Lopez Manufacturing, S.A. de C.V.		Mexico
L and P Mexico, S.A. de C.V.		Mexico
L&P (Australia) Acquisition Co. No. 1 Pty Ltd		Australia
L&P Acquisition Company—18		Delaware
L&P Acquisition Company—31		Delaware
L&P Acquisition Company—35, Inc.		Ohio
L&P Acquisition Company—38		Illinois
L&P Acquisition Company—43	Leggett & Platt Coated Fabrics Division	Delaware
L&P Acquisition Company—44		Delaware
L&P Acquisition Company—53		Delaware
L&P Acquisition Company—55		Delaware
L&P Acquisition Company—56		Delaware
L&P Acquisition Company—57		Delaware
L&P Acquisition Company—58		Delaware
L&P Acquisition Company—59		Delaware
L&P Acquisition LLC—1		Delaware
L&P Automotive Europe GmbH		Germany
L&P Central Asia Trading Company		Delaware
L&P Denmark ApS		Denmark
L&P Europe Limited		United Kingdom
L&P Fahrzeug—Und Matratzenkomponenten Geschaftsfuhrung GmbH		Germany
L&P Fahrzeug—Und Matratzenkomponenten GmbH & Co. KG		Germany
L&P Financial Services Co.		Delaware
L&P International Holdings Company		Delaware
L&P Manufacturing, Inc.	Syd-Ren Industries	Delaware
L&P Materials Manufacturing, Inc.	Adcom Wire Company	Delaware
KLM Industries
Leggett & Platt Coated Fabrics Division
Vantage Industries

Name	Doing Business As	Place of Incorporation
L&P Mississippi Manufacturing, Inc.	Blazon Tube	Mississippi
Cumulus Fibres—Pontotoc
Cumulus Fibres—Verona
Masterblend, Inc.
Omega Motion
Stylelander Metal Stamping, Inc.
Super Sagless Hardware
Superior Products
TechCraft
The Mississippi Spring Co., Inc.
Tupelo Fibers
Tupelo Seating
Tupelo Sleeper
L&P Netherlands Holdings B.V.		Netherlands
L&P Partners Holding Company, Inc.		Delaware
L&P Property Management Company		Delaware
L&P Springs Denmark A/S	Logstup Traadvarefabri, Tistrup A/S	Denmark
L&P Springs Deutschland GmbH		Germany
L&P Springs Espana, S.L.		Spain
L&P Springs Italia S.r.l.		Italy
L&P Swiss Holding Company		Switzerland
L&P tehnologije d.o.o.		Croatia
L&P TexPro, Inc.	L&P Digital Technologies	Delaware
Pathe Technology
L&P Transportation Co.		Delaware
L&P Underlay Products, Inc.		Delaware
Leaving Taos, Inc.	Leggett Southwest Carpet Cushion	Delaware
Leggett & Platt (Alberta) Ltd.		Canada
Leggett & Platt (Australia) Pty Ltd		Australia
Leggett & Platt (B.C.) Ltd.	Leggettwood	Canada
Spruceland Forest Products
Leggett & Platt (Barbados) Ltd.		Barbados
Leggett & Platt (Chengdu) Co. Ltd.		China
Leggett & Platt (Guang Zhou) Co. Ltd.		China
Leggett & Platt (Jiaxing) Co. Ltd.		China
Leggett & Platt (Shanghai) Co. Ltd.		China
Leggett & Platt (Southeast Asia) Pte Ltd.		Singapore
Leggett & Platt Administradora S.A. de C.V.		Mexico
Leggett & Platt Asia Marketing, Inc.		Delaware
Leggett & Platt Canada Holdings Ltd.		Canada
Leggett & Platt Components Company, Inc.	Cameo Fibers	Delaware
Cumulus Fibres
Matrex Furniture Components, Inc.
SEMCO
SEMCO, a Leggett & Platt Company
Universal Stainless, Inc.
Leggett & Platt de Mexico, S.A. de C.V.		Mexico
Leggett & Platt do Brasil Ltda.		Brazil
Leggett & Platt Eastern Europe LLC		Russia
Leggett & Platt France S.A.		France
Leggett & Platt International Development Co.		Delaware

Name	Doing Business As	Place of Incorporation
Leggett & Platt International Service Corporation		Delaware
Leggett & Platt Korea, Ltd.		South Korea
Leggett & Platt Ltd.	Blanchet	Canada
Blanchet Lumber
Bois J.L.P.
Bois-Aise de Roberval
Crown North America
Crown-VMS
Excell Store Fixtures
Gor-Don Metal Products
H. Adler Textiles
LeggettWood, Levis
LeggettWood, Roberval
LeggettWood, Saint-Germain
LeggettWood, Saint-Nicolas
LeggettWood, St-Germain
LeggettWood, St-Nicolas
Lenrod Industries
Lenrod Industries, a division of Leggett & Platt Ltd.
Les Bois Blanchet
Les Industries Lenrod
Les Industries Lenrod, une division de Leggett & Platt Ltee
Les Textiles H. Adler
No-Sag Spring Company
Northfield Metal Products
PMI
Paris Spring
Purchase Marketing
Rothtex
Slot All
Slotex
The Strip Maker
VMS
Vehicle Management Systems
Weber Plastics Co.
Wiz Wire and Spring
Leggett & Platt Middle East, Incorporated		Delaware
Leggett & Platt Polska Sp. z. o o.		Poland
Leggett & Platt Servicios, S.A. de C.V.		Mexico
Leggett & Platt Servicios de Manufactura S.A. de C.V.		Mexico
Leggett & Platt Servicios Ejecutivos, S.A. de C.V.		Mexico
Leggett & Platt Servicios Productivos S.A. de C.V.		Mexico
Leggett & Platt Tax Partnership		Missouri
Leggett & Platt Turkey, Inc.		Delaware
Leggett & Platt U.K. Limited		United Kingdom
Leggett Partners, L.P.	Adcom Wire Company	Texas
Hoover Wire Company

Name	Doing Business As	Place of Incorporation
Masterack International Limited		United Kingdom
Masterack Latinoamerica, S.A. de C.V.		Mexico
Met Displays, Inc.	Met Merchandising Concepts	Illinois
Metal Bed Rail Company, Inc.		North Carolina
Metrock Steel & Wire Company, Inc.		Alabama
MF Knitting Co. Limited		United Kingdom
MF Warping Company Limited		United Kingdom
MG Loan Company		Delaware
Middletown Manufacturing Company		Kentucky
Miotto International, S.r.l.		Italy
MPI (A Leggett & Platt Company), Inc.		Texas
MPI, Inc.		Mississippi
MZM Wire S.A. de C.V.		Mexico
MZM, S.A. de C.V.		Mexico
Nagle Industries, Inc.		Michigan
National Fibers Company		Tennessee
Northeastern Components (International) Ltd.		United Kingdom
Option Spring Products, LLC		Tennessee
Pace Industries de Chihuahua, S.A. de C.V.		Mexico
Pace Industries de Mexico, S.A. de C.V.		Mexico
Pace Industries of Mexico, L.L.C.		Delaware
Pace Industries, Inc.	Airo Die Casting, Inc.	Arkansas
Airo Die Casting, Inc.—A Leggett & Platt Company
Mo-Tech Corporation
Pace Industries Airo Die Cast Division
St. Paul Metalcraft, Inc.
Parthenon Metal Works, Inc.		Tennessee
Pleasant Valley Remanufacturing Ltd.	Leggettwood	Canada
Product Technologies, Inc.		Minnesota
Pullmaflex AB		Sweden
Pullmaflex Benelux N.V.		Belgium
Pullmaflex International B.V.		Netherlands
Pullmaflex International Limited		United Kingdom
Pullmaflex Japan KK		Japan
*Pullmaflex Southern Africa (Proprietary) Limited		South Africa
Pullmaflex U.K. Limited		United Kingdom
Schukra Acquisition Co. Inc.		Canada
Schukra Berndorf Ges.m.b.H.		Austria
Schukra Europa GmbH		Germany
Schukra of North America Ltd.	Schukra Manufacturing	Canada
Schukra USA, Inc.		Michigan
SCHUKRA-Geratebau AG		Austria
Solon Specialty Wire Co.		Delaware
Southwest Carpet Pad, Inc.		California
Spuhl AG		Switzerland
SR Holbrook Limited		United Kingdom

Name	Doing Business As	Place of Incorporation
Steadley Company		Missouri
Sterling & Adams Bentwood, Inc.		North Carolina
Sterling Steel Company, LLC		Delaware
Talbot Industries, Inc.		Missouri
Technical Plastics Corporation		Missouri
Vantage Industries, Inc.		Georgia
Wichita Wire, Inc.		Kansas
*Wuxi Leggett & Platt-Huaguang Automobile Parts Co. Ltd.		China
Wyn Products Pty Ltd		Australia
*	The Company has less than a majority ownership interest.